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                                                                      Exhibit 21

                   Significant Subsidiaries of the Registrant

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Name of Subsidiary                                   State or Country of Incorporation

FMC Corporation (the Registrant)                     Delaware

Electro Quimica Mexicana, S.A. de C.V.               Mexico
FMC A/S                                              Denmark
FMC Agricultural Products International, AG          Switzerland
FMC Argentina, S.A.                                  Argentina
FMC Asia Pacific Inc.                                Delaware
FMC BioPolymer AS                                    Norway
FMC BioPolymer G.m.b.H.                              Germany
FMC BioPolymer S.A.                                  France
FMC Chemical Holding B.V.                            Netherlands
FMC Chemical International, AG                       Ireland
FMC Chemical International, AG                       Switzerland
FMC Chemicals (Malaysia) Sdn. Bdh.                   Malaysia
FMC Chemicals (Thailand) Limited                     Thailand
FMC Chemicals Italy srl.                             Italy
FMC Chemicals KK                                     Japan
FMC Chemicals Limited                                United Kingdom
FMC Chemicals S.p.r.l.                               Belgium
FMC de Mexico, S.A. de C.V.                          Mexico
FMC Finance B.V.                                     Netherlands
FMC Foret, S.A.                                      Spain
FMC France S.A.                                      France
FMC Funding Corporation                              Delaware
FMC Germany G.m.b.H.                                 Germany
FMC Industrial Chemicals (Netherlands) B.V.          Netherlands
FMC Korea Ltd.                                       Korea
FMC of Canada Limited                                Canada
FMC Overseas, Ltd.                                  Delaware
FMC Quimica do Brasil Limitada                       Brazil
FMC Singapore PTE, Ltd.                              Singapore
FMC Wyoming Corporation                              Wyoming
Forel, S.L.                                          Spain
Forsean, S.A.                                        Spain
Intermountain Research and Development Corporation   Wyoming
Minera Del Altiplano                                 Argentina
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NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by FMC Corporation as of December 31, 2001. The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.